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                                                                    EXHIBIT 10.1

                      AMENDMENT NO. 4 TO RIGHTS AGREEMENT

          This AMENDMENT, dated as of December 23, 1997, is between JP FOODSERVICE, INC., a Delaware corporation (the "Corporation"), and THE BANK OF NEW YORK (the "Rights Agent").

                                    Recitals
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          WHEREAS, the Corporation and the Rights Agent are parties to a Rights
Agreement dated as of February 19, 1996, as amended as of May 17, 1996, September 26, 1996 and June 30, 1997 (the "Rights Agreement"); and

          WHEREAS, Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff"), Hudson Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Merger Sub"), and the Corporation have entered into an Agreement and Plan of Merger, as amended as of September 3, 1997 and November 5, 1997 (the "Rykoff Merger Agreement"), pursuant to which Rykoff will merge with and into Merger Sub (the "Merger") and stockholders of Rykoff immediately prior to the consummation of the Merger will become stockholders of the Corporation; and

          WHEREAS, Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Corporation has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Corporation and the Rights Agent desire to evidence such amendment in writing;

          NOW, THEREFORE, the parties agree as follows:

          I.  Amendment of Section 1(a).  Section 1(a) of the Rights Agreement
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is hereby amended and restated to state in its entirety as follows:

          "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial
     Owner (as such term is hereinafter defined) of 10% or more (or, in the case of the ML Entities and the ML Entity Affiliates (as such terms are hereinafter defined), taken together, more than the ML Entities Share
     Amount (as such term is hereinafter defined)) of the Common Shares of the Company then outstanding, but shall not include (x) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, and employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of such plan, or (y) Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff"), or any ML Entity, but only to the extent that
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     Rykoff or such ML Entity would, absent this provision, be deemed to be an
     Acquiring Person solely as the result of (i) the execution and delivery of the Agreement and Plan of Merger (as amended, the "Rykoff Merger Agreement"), dated as of June 30, 1997, as amended as of September 3, 1997 and November 5, 1997, by and among the Company, Rykoff and Hudson Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition"), which provides for the merger of Rykoff with and into Acquisition (the "Rykoff Merger"), (ii) the execution and delivery of the Stock Option Agreement, dated as of June 30, 1997, by and between the Company, as issuer, and Rykoff, as grantee, (iii) the Support Agreement, as amended and restated as of June 30, 1997, by and between the Company, on the one hand, and the Rykoff stockholders whose names are set forth on the signature pages thereto (each individually, an "ML Entity" and collectively, the "ML Entities"), and acknowledged by Rykoff, or (iv) the consummation of the transactions contemplated thereby, including, without limitation, the Rykoff Merger; provided, that, notwithstanding the
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     foregoing, following the Effective Time (as defined in the Rykoff Merger
     Agreement) and prior to the termination of the Standstill Agreement, dated as of May 17, 1996 (the "Standstill Agreement"), by and between Rykoff and the persons set forth on the signature pages thereto, the ML Entity Affiliates may acquire beneficial ownership of additional Common Shares without the ML Entities or ML Entity Affiliates being deemed Acquiring Persons, provided, and only to the extent, that, after giving effect to such acquisition of beneficial ownership, the ML Entities and the ML Entity Affiliates are in compliance with the Standstill Agreement as in effect from time to time at and after the Effective Time. "ML Entity Affiliate" shall mean any entity or Person that is an "Affiliate" of an ML Entity, as such term "Affiliate" is defined in the Standstill Agreement. The number of Common Shares that may be beneficially owned in the aggregate by the ML Entities and the ML Entity Affiliates without such entities being deemed "Acquiring Persons" hereunder pursuant to the foregoing two sentences is hereinafter referred to as the "ML Entities Share Amount." Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more (or, in the case of the ML Entities and the ML Entity Affiliates, taken together, to more than the ML Entities Share Amount) of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the
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     Beneficial Owner of 10% or more (or, in the case of the ML Entities and the
     ML Entity Affiliates, taken together, more than the ML Entities Share Amount) of

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     the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchase by the Company, become the Beneficial Owner of any additional Common Shares of the Company other than in connection with a stock split, stock dividend or other similar transaction occurring after the date hereof, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provision of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          II. Effectiveness.  This Amendment shall be deemed effective as of the
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date first written above, as if executed on such date.  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          III.  Miscellaneous.  This Amendment shall be deemed to be a contract
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made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                 JP FOODSERVICE, INC.


                                                 /s/
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                                 THE BANK OF NEW YORK


                                                 /s/
                                                 -------------------------------
                                                 Name:
                                                 Title:

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